SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 of 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 15, 2003


                               VECTREN CORPORATION
             (Exact name of registrant as specified in its charter)


     Commission       Registrant, State of Incorporation,    I.R.S Employer
      File No.           Address, and Telephone Number     Identification No.
     ----------       -----------------------------------  ------------------
       1-15467                Vectren Corporation              35-2086905
                           (An Indiana Corporation)
                            20 N.W. Fourth Street,
                          Evansville, Indiana 47708
                              (812) 491-4000

       1-16739           Vectren Utility Holdings, Inc.        35-2104850
                           (An Indiana Corporation)
                            20 N.W. Fourth Street,
                          Evansville, Indiana 47708
                              (812) 491-4000





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Item 5. Other Events and Regulation FD Disclosure

The following is an update on regulatory matters in Ohio.

         As reported on Form 8-K filed on August 4, 2003, Vectren Energy Delivery of Ohio, Inc. (VEDO), a utility subsidiary of Vectren Corporation, as required for Ohio gas utilities, is in the midst of a biannual audit of its gas acquisition practices in connection with the gas cost recovery (GCR) mechanism. On August 15, 2003, a third-party consulting firm engaged by the staff of the Public Utilities Commission of Ohio (PUCO) filed with the PUCO its audit report. The audit report details that firm's review of VEDO's gas acquisition practices for the biannual period commencing November 1, 2000 (the first day of operations by VEDO) through October 31, 2002. The report recommends a gas cost disallowance of approximately $7.0 million for the two year period, which is comprised of: (1) $3.8 million representing an alleged under compensation for unutilized pipeline capacity; (2) $2 million for alleged excess supply resources that VEDO obtained to meet an alleged higher than necessary design peak day demand; and (3) $1.2 million representing pipeline refunds and penalties allegedly due to customers. This GCR audit also represents the initial opportunity for regulatory consideration of the Portfolio Administration Agreement between VEDO and ProLiance Energy, LLC, a joint venture between a Company affiliate and a subsidiary of Citizens Gas & Coke Utility.

         The Company believes that VEDO's gas acquisition practices that are the subject of the audit were reasonable. VEDO is now scheduled to file its response to the audit report with the PUCO in October 2003. If a regulatory hearing is necessary, it would likely not occur before November 2003. After that hearing, the PUCO will consider all of the evidence on the matter and make a determination on the merits. Throughout this process, VEDO will engage in efforts with the participants in the proceeding to resolve disputed issues outside of administrative litigation. If such efforts are not successful and the PUCO were to adopt the findings in the report, resulting in the recommended gas cost disallowance, the Company believes that it will not have a material effect on the Company's results of operations or financial condition. Any disallowance, to the extent it relates to the ProLiance gas portfolio relationship with VEDO, will be shared by the Company's partner in ProLiance. The Company can provide no assurance as to the ultimate outcome of this proceeding.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby filing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.

Item 7.  Exhibits

99-1 Cautionary  Statement for Purposes of the "Safe  Harbor"  Provisions of the
     Private Securities Litigation Reform Act of 1995


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VECTREN CORPORATION
                                        VECTREN UTILITY HOLDINGS, INC.
August 18, 2003


                                        By:  /s/ M. Susan Hardwick
                                        ----------------------------------------
                                        M. Susan Hardwick
                                        Vice President and Controller